UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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AT&T Inc.

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AT&T 2021 Annual Meeting Stockholder Update April 2021 © 2021 AT&T Intellectual Property. All rights reserved. AT&T, Globe logo, Mobilizing Your World and DIRECTV are registered trademarks and service marks of AT&T Intellectual Property and/or AT&T affiliated companies. All other marks are the property of their respective owners. AT&T Proprietary (Internal Use Only). Not for use or disclosure outside the AT&T companies except under written agreement.

Business Update 2020 Results Reflect Strong Execution Amid COVID Challenges Solid execution yields customer gains Highest postpaid phone additions since 2011 Reached ~34% fiber broadband market penetration Total U.S. HBO Max/HBO subs1 top 41 million Business transformation to drive efficiencies and fund investment Aligned resources and monetized non-core assets to drive strategic focus on connectivity and content Reinvested $2B of cost-cutting savings in 2020 to drive subscriber growth in key products Optimized sales distribution through innovation and technology Realigned and streamlined WarnerMedia operations to support the launch and growth of HBO Max Strong cash flows support significant investment and stockholder dividend Generated $27.5B in free cash flow in 20202 Invested ~$20B in gross capital investment3 Reduced net debt by ~$33B since TWX close Clearly articulated our commitment to sustaining the dividend at current levels Supported our employees, customers, and community through the pandemic Provided resources to protect the health and safety of our employees Implemented temporary compensation increases for front-line employees Instituted procedures to allow us to continue supporting our customers Helped communities, including healthcare providers, First Responders, schools, and families stay connected 1Domestic HBO Max and HBO subscribers consist of accounts with access to HBO Max (including wholesale subscribers that may not have signed in) and HBO accounts, and excludes free trials and Cinemax subscribers. 2Free cash flow is a non-GAAP financial measure that is frequently used by investors and credit rating agencies to provide relevant and useful information. Free cash flow is cash from operating activities minus capital expenditures. For 2020, Cash from operating activities was $43.1 billion and 2020 capital expenditures were $15.7 billion. 3Gross capital investment includes capital expenditures and cash payments for vendor financing and excludes FirstNet reimbursements. In 2020, gross capital investment included $3.0 billion in vendor financing payments and excluded $1.1 billion of FirstNet reimbursements. 2 © 2021 AT&T Intellectual Property. All rights reserved. AT&T, Globe logo, Mobilizing Your World and DIRECTV are registered trademarks and service marks of AT&T Intellectual Property and/or AT&T affiliated companies. All other marks are the property of their respective owners. AT&T Proprietary (Internal Use Only). Not for use or disclosure outside the AT&T companies except under written agreement.

Leadership Team Transition: Well-Positioned to Execute on Strategic Priorities As part of a robust succession planning process, the Board has established a leadership team with critical skills and experiences to execute upon the Company’s strategic priorities and drive long-term stockholder value KEY PROMOTIONS AND EXTERNAL HIRES Bill Kennard assumed Independent Chairman role in January 2021 upon Randall Stephenson’s retirement as Executive Chairman John Stankey appointed to the Board in June 2020 and as CEO in July 2020 upon Randall Stephenson’s retirement from that position Former WarnerMedia CFO Pascal Desroches announced as AT&T CFO effective April 2021 upon John Stephens’ retirement Jason Kilar hired as WarnerMedia CEO in May 2020 as a seasoned media, entertainment, and technology executive Ed Gillespie hired as SEVP – External and Legislative Affairs in April 2020 after 20-year consulting relationship with AT&T Angela Santone elevated to SEVP – Human Resources in December 2019 after six years as Turner CHRO William Kennard, Independent Chairman New Board Role in 2021 Former US Ambassador to the EU Joined the AT&T Board in 2014 Former Chairman of the FCC Former member of Public Policy and Corporate Reputation Former Managing Director, Carlyle Group and Corporate Governance and Nominating committees John Stankey CEO, AT&T New Executive Role in 2020 Lori Lee CEO, AT&T Lat. Am. & Global Marketing Officer Edward Gillespie SEVP – External & Legislative Affairs New Executive Hire in 2020 Jason Kilar CEO, WarnerMedia New Executive Hire in 2020 David McAtee SEVP & General Counsel David Huntley SEVP & Chief Compliance Officer Jeff McElfresh CEO, AT&T Communications New Executive Role in 2019 Pascal Desroches SEVP & CFO New Executive Role in 2021 Angela Santone SEVP – Human Resources New Executive Role in 2019 3 © 2021 AT&T Intellectual Property. All rights reserved. AT&T, Globe logo, Mobilizing Your World and DIRECTV are registered trademarks and service marks of AT&T Intellectual Property and/or AT&T affiliated companies. All other marks are the property of their respective owners. AT&T Proprietary (Internal Use Only). Not for use or disclosure outside the AT&T companies except under written agreement.

Dedicated Board Built for our Business and Strategy

Demonstrated Board refreshment promotes long-term stockholder value and strengthens Board and management accountability



William Kennard CGN; PPCR
Independent Chairman
Former US Ambassador to the EU
Director since 2014



Samuel Di Piazza A*; PPCR
Retired Global CEO, PwC
Director since 2015



Glenn Hutchins PPCR*; CDF
Chairman, North Island; Co-Founder, Silver Lake
Director since 2014



Stephen Luczo A; CDF
Managing Partner, Crosspoint Capital
Director since 2019



Beth Mooney HR*; CDF
Retired Chair & CEO, KeyCorp
Director since 2013



Cynthia Taylor A; CGN
President & CEO, Oil States International
Director since 2013



John Stankey
CEO, AT&T
Director since 2020



Scott Ford CDF*; HR
Member & CEO, Westrock Group
Director since 2012



Debra Lee CGN; PPCR
Chair of Leading Women Defined Foundation
Director since 2019



Michael McCallister A; HR
Retired Chair & CEO, Humana
Director since 2013



Matthew Rose CGN*; HR
Retired Chair & CEO, Burlington Northern Santa Fe
Director since 2010



Geoffrey Yang CDF; HR
Founding Partner & Managing Director, Redpoint Ventures
Director since 2016

MIX OF DIVERSE EXPERIENCES AND BACKGROUNDS

GENDER

9 Male
25% FEMALE
3 Female

RACE / ETHNICITY

9 White
25% PEOPLE OF COLOR
1 Asian
2 Black

COLLECTIVE SKILLS AND EXPERIENCE OF THE BOARD

Skill	Directors
Senior Leadership	12 directors
Global Perspective	8 directors
Government / Regulatory	8 directors
Strategic Planning / M&A	11 directors
Consumer Focus	5 directors
Human Capital Management	10 directors
Investment / Finance	9 directors
Media & Entertainment	5 directors
Technology / Innovation	4 directors
Telecom	3 directors

A = Audit Committee; CGN = Corporate Governance and Nominating Committee; E = Executive Committee; HR = Human Resources Committee; CDF = Corporate Development and Finance Committee; PPCR = Public Policy and Corporate Reputation Committee; * = Committee Chair

4

© 2021 AT&T Intellectual Property. All rights reserved. AT&T, Globe logo, Mobilizing Your World and DIRECTV are registered trademarks and service marks of AT&T Intellectual Property and/or AT&T affiliated companies. All other marks are the property of their respective owners.
AT&T Proprietary (Internal Use Only). Not for use or disclosure outside the AT&T companies except under written agreement.

Performance-Driven Executive Compensation Executive compensation is structured to drive sustainable growth and was thoughtfully designed to align pay and performance 2020 Compensation Structure 2020 COMPONENT DESCRIPTION Base Salary Market-competitive, recognizing experience, skill, and performance Short-Term Incentive Payout formula-driven, based on achievement of pre-defined EPS (STI) (80%) and Free Cash Flow (20%) goals Performance Shares (PS) – 75% — Three-year performance period Long-Term — Performance Metrics: Incentive (LTIP) — 100% Return on Invested Capital (ROIC) — Relative TSR payout modifier Restricted Stock Units (RSUs) – 25% — Cliff vesting after four-year period Description of long-term awards applicable to NEOs other than Mr. Kilar In response to COVID-19, the Human Resources Committee approved: Lower annual bonus payouts for Mr. Stankey (50% of target) and Mr. Stephenson (37.5% of target) following their requests to limit their compensation for the year, which also included a reduction in base salary Annual incentive payout at 75% of target for other NEOs to reward their leadership in a challenging environment while also recognizing the pandemic’s impact on the Company Higher payout for managers below NEOs (85%—100% of target) based on performance goals established for the second half of the year 2020 Target CEO Pay Mix Mr. Stankey’s compensation was established with a long-term focus, including a greater portion of at-risk compensation Mr. Stankey’s annual compensation is significantly lower than his predecessor, reflecting input from our stockholders 5 © 2021 AT&T Intellectual Property. All rights reserved. AT&T, Globe logo, Mobilizing Your World and DIRECTV are registered trademarks and service marks of AT&T Intellectual Property and/or AT&T affiliated companies. All other marks are the property of their respective owners. AT&T Proprietary (Internal Use Only). Not for use or disclosure outside the AT&T companies except under written agreement.

2020 Compensation Decisions Support Strong Leadership Through Transformation Compensation realized in 2020 by continuing NEOs is significantly lower than granted pay reflected in Summary Compensation Table CEO PAY REALIGNED TO FOCUS MORE HEAVILY ON LONG-TERM, AT-RISK COMPENSATION Mr. Stankey appointed as CEO following Board’s extensive succession planning process At appointment, Mr. Stankey’s pay mix shifted further toward long-term, at-risk compensation Resulting target pay is less than prior CEO’s total target pay, reflecting stockholder feedback WARNERMEDIA CEO PAY CONSISTENT WITH INDUSTRY AND COMPETITIVELY NECESSARY Recruiting Mr. Kilar was a competitive process Annualized, Mr. Kilar’s target compensation for 2020 was $17M, which is competitive with media and technology market data The Human Resources Committee does not intend to award Mr. Kilar additional long-term grants that would vest during the four-year period LONG-TERM GRANT AWARDED TO RETAIN INTEGRAL MEMBER OF LEADERSHIP TEAM Mr. McAtee provides seasoned leadership on legal matters essential to AT&T’s strategic priorities His $9M long-term award was for retention purposes, providing important stability on the leadership team, and in recognition of his unique skills and contributions The award is long-term, cliff-vesting after 10 years, and its ultimate value is tied to stock price appreciation, closely aligning business execution with stockholder interests 6 © 2021 AT&T Intellectual Property. All rights reserved. AT&T, Globe logo, Mobilizing Your World and DIRECTV are registered trademarks and service marks of AT&T Intellectual Property and/or AT&T affiliated companies. All other marks are the property of their respective owners. AT&T Proprietary (Internal Use Only). Not for use or disclosure outside the AT&T companies except under written agreement.

Commitment to Stockholder Engagement and Responsiveness to Feedback We meet with stockholders annually to discuss our compensation and governance practices and to obtain valuable feedback EXECUTIVE COMPENSATION PROGRAM ENHANCEMENTS INCORPORATE INPUT FROM STOCKHOLDER ENGAGEMENT MEETINGS 2017 Shifted LTIP pay mix from 50% PS and 50% RSUs to 75% PS and 25% RSUs Changed LTIP metrics from 75% ROIC and 25% relative TSR to 100% ROIC with a relative TSR modifier Eliminated targeting pay at the 62nd percentile of peer group 2019 Changed STIP by adding Net-Debt-to-Adjusted EBITDA, increasing the EPS weighting to 80% and using a steeper payout table Created media and large cap peer group 2020 Changed STIP by adding Free Cash Flow metric Reduction in target pay for new CEO Further aligns pay and performance Increases emphasis on ROIC as we execute on transformation TSR modifier adjusts payouts up or down More accurately targets pay for each position based on scope, complexity, and importance Demonstrates focus on debt reduction and earnings following Time Warner acquisition Rewards overperformance and penalizes underperformance Incorporates unique industry pay practices Links annual performance to current strategic priorities Realigns CEO pay to long-term, at-risk compensation 7 © 2021 AT&T Intellectual Property. All rights reserved. AT&T, Globe logo, Mobilizing Your World and DIRECTV are registered trademarks and service marks of AT&T Intellectual Property and/or AT&T affiliated companies. All other marks are the property of their respective owners. AT&T Proprietary (Internal Use Only). Not for use or disclosure outside the AT&T companies except under written agreement.

Governance Practices Promote Long-Term Focus and Strengthen Accountability Demonstrated commitment to strong corporate governance policies and practices that are responsive to stockholder input dent Chairman leads Board oversight trated Board refreshment with 100% since 2010 12 directors are independent; all ees are 100% independent elected directors by majority-vote der ability to call special meetings (15% d) engagement with stockholders, ng participation by directors skills matrix aligned to strategy and ting refreshment multi-step Board evaluations (including d, committee, and peer evaluations) executive sessions of independent s retirement age of 72 ESG reporting (see next page) Policy and Corporate Reputation ttee maintains direct CSR oversight ehensive diversity-related disclosures ng publicly releasing EEO-1 data in 2021 clawback policy ccess (3% /3-year threshold) © 2021 AT&T Intellectual Property. All rights reserved. AT&T, Globe logo, Mobilizing Your World and DIRECTV are registered trademarks and service marks of AT&T Intellectual Property and/or AT&T affiliated companies. All other marks are the property of their respective owners. AT&T Proprietary (Internal Use Only). Not for use or disclosure outside the AT&T companies except under written agreement.

Corporate Social Responsibility Reporting & Oversight Our commitment to CSR is embedded throughout AT&T, including best-in-class ESG disclosures and oversight by our Board’s Public Policy and Corporate Reputation Committee BREADTH OF REPORTING TO TRACK ESG PERFORMANCE AND IMPACT ESG strategy and related disclosures aligned to multiple frameworks, including: ïƒ¼ Global Reporting Initiative (GRI) ïƒ¼ Sustainability Accounting Standards Board (SASB)ïƒ¼ Task Force on Climate-related Financial Disclosures (TCFD)ïƒ¼ U.N. Sustainable Development Goals (SDGs) Each year, AT&T publishes detailed briefs that describe how we manage our 22 most important ESG topics ONE OF THE 10 MOST TRANSPARENT S&P 500 COMPANIES FOR ESG REPORTING (2019 STUDY BY FINANCIAL TIMES’ AGENDA) AT&T CSR GOVERNANCE STRUCTURE Public Policy and Corp. AT&T Board of Directors committee responsible Reputation Committee for CSR oversight CSR Governance Officer-level committee focused on CSR issues, Council led by our Chief Sustainability Officer Company leaders with expertise on specific issues: Core Issues Community, Employee Activation, Environment, Sub-Committees Human Rights, and Online Safety CSR Core Organization focused daily on CSR Working Team Business unit representatives Expert Teams working on CSR issues 9 © 2021 AT&T Intellectual Property. All rights reserved. AT&T, Globe logo, Mobilizing Your World and DIRECTV are registered trademarks and service marks of AT&T Intellectual Property and/or AT&T affiliated companies. All other marks are the property of their respective owners. AT&T Proprietary (Internal Use Only). Not for use or disclosure outside the AT&T companies except under written agreement.

We Ask for Your Vote at Our 2021 Annual Meeting Our Board values your support for its recommendations on the following ballot items: Item 1ïƒ¼ FOR the election of 12 director nominees to serve on the Board ïƒ¼ FOR the ratification of appointment of Ernst & Young LLP as the independent registered Item 2 public accounting firm for fiscal 2021 Item 3ïƒ¼ FOR the advisory approval of executive compensation Item 4 âœ~ AGAINST the stockholder proposal to reduce the threshold for action by written consent AT&T opposes the written consent proposal as our by-laws permit stockholders holding 15% of outstanding shares to call a special meeting Special meetings ensure full deliberation and open debate; written consent permits stockholders to act without discussion 10 © 2021 AT&T Intellectual Property. All rights reserved. AT&T, Globe logo, Mobilizing Your World and DIRECTV are registered trademarks and service marks of AT&T Intellectual Property and/or AT&T affiliated companies. All other marks are the property of their respective owners. AT&T Proprietary (Internal Use Only). Not for use or disclosure outside the AT&T companies except under written agreement.